UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 6, 2013

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Skywalk Level, 801 Walnut Street -- Suite 200, Des Moines, Iowa		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	515-281-1000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2013, the Board declared certain individuals elected in the Bank's 2013 election of directors (the “2013 Director Election”) with each term to commence January 1, 2014. The Board is comprised of member directors and independent directors who are elected by the Bank's members, as discussed under "Item 10 - Directors, Executive Officers, and Corporate Governance" of the Bank's 2012 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2013 (the “2012 Annual Report”).

After reviewing the results of the 2013 Director Election, the Board declared the following individuals elected as member directors:

Kevin J. Swalley, chief executive officer and chairman of GNB Bank, Grundy Center, Iowa. Mr. Swalley was elected to fill a member directorship designated for the State of Iowa for a four-year term ending December 31, 2017.

Dale E. Oberkfell, executive vice president and chief financial officer of Midwest BankCentre, St. Louis, Missouri. Mr. Oberkfell, an incumbent director, was re-elected to fill a member directorship designated for the State of Missouri for a four-year term ending December 31, 2017. Mr. Oberkfell has served on the Board since January 1, 2007, is currently Chairman of the Board, and serves on the following Bank committees: Executive and Governance (chair); Risk; Finance and Planning; and Human Resources and Compensation.

Joseph C. Stewart III, chief executive officer of Bank Star, Pacific, Missouri. Mr. Stewart, an incumbent director, was re-elected to fill a member directorship designated for the State of Missouri for a four-year term ending December 31, 2017. Mr. Stewart has served on the Board since January 1, 2008, and currently serves on the following Bank committees: Risk (vice chair); Mission, Member, and Housing; and Human Resources and Compensation.

The 2014 Board committees on which the above individuals will be named to serve have not yet been determined as of the date of this filing.

The 2013 Director Election took place in accordance with the rules governing the election of Federal Home Loan Bank directors specified in the Federal Home Loan Bank Act (the "Bank Act") and the related Federal Housing Finance Agency (Finance Agency) regulations. For a description of the Bank's director election process, see "Item 10 - Directors, Executive Officers, and Corporate Governance" of the Bank's 2012 Annual Report.

Pursuant to the Bank Act and Finance Agency regulations, the Bank's member directors serve as officers or directors of a member of the Bank. The Bank is a cooperative and conducts business primarily with its members, who are required to own capital stock in the Bank as a prerequisite to transacting certain business with the Bank. Subject to the Bank Act and Finance Agency regulations, the Bank also issues consolidated obligations through the Office of Finance, maintains a portfolio of short-term and long-term investments, enters into derivative transactions, and provides certain cash management and other services — in each case, with members, housing associates, or other third parties of which directors may serve as officers or directors. All such transactions are made in the ordinary course of the Bank's business and are subject to the same Bank policies as transactions with the Bank's members, housing associates, and third parties generally. For further information, see "Item 13 - Certain Relationships and Related Transactions, and Director Independence" of the Bank's 2012 Annual Report.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 6, 2013, the Bank tallied the preliminary voting results for the 2013 Director Election, which the Board declared final as described in Item 5.02 of this Current Report. Complete voting results are included in the director election results attached as Exhibit 99.1 to this Current Report, and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 13, 2013, the Bank issued an announcement to its members concerning the results of the 2013 Director Election. The announcement is attached as Exhibit 99.1 to this Current Report. The information set forth under Items 5.02 and 5.07 is also furnished pursuant to this Item 7.01.

The information contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number 99.1        Member Announcement, dated November 13, 2013, issued by the Bank.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

November 13, 2013	By:	/s/ Richard S. Swanson

Name: Richard S. Swanson
Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Member Announcement